UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 4, 2007

BALLISTIC RECOVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road
South St. Paul, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(651) 457-7491
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 4, 2007, Ballistic Recovery Systems, Inc. (the “Company”) and Larry E. Williams, the Company’s Chief Executive Officer, President and Chief Operating Officer, entered into a two-year employment agreement (the “Employment Agreement”).  The Employment Agreement replaces the three year employment agreement effective May 6, 2005.

Under the terms of the Employment Agreement, Mr. Williams will receive a base salary of $194,000 (the “Base Salary”) effective as of October 1, 2006.  Mr. Williams is also eligible for a potential annual bonus of up to 100% of the Base Salary (the “Potential Bonus”).  Of the Potential Bonus, up to 25% is discretionary and would be paid in cash as determined by the Board of Directors’ Compensation Committee within 90 days of fiscal year end.   The maximum discretionary bonus is $48,500.

Up to  75% of the Potential Bonus  is non-discretionary ($145,500 or the “Maximum Non-Discretionary Bonus”).  Any non-discretionary bonus is to be paid within 10 days of filing the Company’s Form 10-KSB and upon agreement of the Company and the Executive up to 50% of any Maximum Non-Discretionary Bonus may be paid in Company restricted common stock .  The non-discretionary bonus  has two components: a net sales component and a net income component:

35% of the Maximum Non-Discretionary bonus shall be earned if the Company’s actual sales equals budgeted sales for a fiscal year.  To the extent actual sales exceeds budgeted sales for a fiscal year, the percentage payable is increased  up to a maximum of 15% of the Maximum Non-Discretionary bonus.  To the extent, actual sales are less than budgeted sales, the sales component of the non-discretionary bonus will be proportionately reduced.  No sales component of the Maximum Non-Discretionary Bonus will be paid to the extent that actual sales is less than 80% of budgeted sales.

35% of the Maximum Non-Discretionary bonus shall be earned if the Company’s actual net income equals budgeted net income for a fiscal year.  To the extent actual net income exceeds budgeted net income for a fiscal year, the percentage payable is increased up to a maximum of 15% of the Maximum Non-Discretionary bonus.  To the extent, actual net income is less than budgeted net income, the income component of the non-discretionary bonus will be proportionately reduced.  No income component of the Maximum Non-Discretionary Bonus will be paid to the extent that actual net income is less than 80% of budgeted net income.

The Employment Agreement further provides that to the extent Mr. Williams is terminated without cause (as defined in the Employment Agreement), he is entitled to a severance payment of 18 months of Base Salary paid over an 18 month period.   To the extent there is a change of control, as defined in the Employment Agreement, and Mr. Williams is terminated without cause, Mr. Williams is entitled to 24 months of Base Salary as severance paid over a 24 month period.

In addition to confidentiality provisions, the Employment Agreement provides that Mr. Williams will not compete with the Company for an 18 month period following termination of employment except in the situation where Mr. Williams is terminated without cause on a change of control, in which case, the non-competition provisions shall continue for as long as severance payments are made (ie. 24 months).

Furthermore, the Employment Agreement provides that Mr. Williams will be nominated by the Company’s Board of Directors each year to serve as a director of the Company so long as he is Chief Executive Officer.  In the event Mr. Williams resigns or is terminated, the Employment Agreement provides that Mr. Williams will resign from the Board of Directors.  Mr. Williams is currently a member of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC REVOERY SYSTEMS, INC.

Date: January 10, 2007	By:	/s/ Don Hedquist
Don Hedquist , Chief Financial Officer